UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOMED REALTY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-1142292
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

17140 Bernardo Center Drive, Suite 195	92128
San Diego, California	(Zip Code)
(Address of Principal
Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:     333-115204

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock par value $0.01 per share	The New York Stock Exchange*

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

* Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-115204), originally filed on May 5, 2004 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Exhibit Title
4.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-115204))

4.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-115204))

4.3	Form of Certificate for Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-11 (No. 333-115204))

2

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 30, 2004

BIOMED REALTY TRUST, INC.
By:	/s/ ALAN D. GOLD
	Name:	Alan D. Gold
	Title:	Chairman, President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
4.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-115204))

4.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-115204))

4.3	Form of Certificate for Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-11 (No. 333-115204))